AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       FOR
                                    RSR, LLC


         This Operating Agreement is made as of February 26, 1996 by and among Paul R. Partridge, American Gaming & Entertainment, Ltd., Patrick F. Daly, and James A. Everatt as Members (hereinafter referred to collectively as the "Members" and individually as a "Member") and Charles E. Reisert, Jr. and Eric
C. Jackson (hereinafter referred to collectively as the "Limited Members" and individually as a "Limited Member").

         WHEREAS, the parties have formed a limited liability company and have filed Articles of Organization with the Indiana Secretary of State for that purpose in accordance with the Indiana Business Flexibility Act;

         WHEREAS, the Members have previously adopted an Operating Agreement which they now desire to amend and restate in its entirety by this Agreement:

         NOW THEREFORE, the parties hereto, in consideration of the mutual covenants and benefits herein contained do hereby agree to the following operating agreement for RSR ("Company") pursuant to the provisions of the laws of the State of Indiana upon the terms hereinafter set forth:


                                    ARTICLE I

                                   Definitions
                                   -----------

         As used in this Agreement, the following terms shall have the following meanings:

         1.01. "Act" shall mean the Indiana Business Flexibility Act of the State of Indiana, as amended from time to time.

         1.02. "Affiliate" shall mean, as to any Member (or as to any other Person the affiliates of whom are relevant for purposes of any of the provisions of this Agreement) any corporation, partnership, joint venture, limited liability company, trust or individual controlled by, under common control with, or which controls, directly or indirectly, such Member or other Person. The term "control" for these purposes means the ability, whether by direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to elect a majority of the managers of a limited liability company, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over an entity, and, in the case of a limited partnership, shall mean the sole general partner thereof, all of the general partners thereof which have or share management control or authority, or the managing general partner or managing general partners thereof, as appropriate (and in any event shall mean the ownership and control [that is, the right to vote] of fifty percent (50%) or more of the residual equity interests in an entity). The term "Affiliate" shall also mean and include (i) a trust of which the Member, or other applicable Person, or a direct or indirect shareholder of such Member or other Person, is a trustee, or which has as its principal income or residual beneficiaries, such Member or other Person, or any direct or indirect shareholder of such Member or other Person, or members of the immediate family of such Member, direct or indirect shareholder or other Person, and (ii) any members of such Member's or other Person's immediate family, or a member of the immediate family of any direct or indirect shareholder of such Member or other Person. For purposes hereof, shares or other ownership interests held by a trust shall be deemed to be owned pro rata by the income and residuary beneficiaries of such trust. Further, the members of the immediate family of any Member or other Person shall include all collateral relatives of such Member or other person having a common linear ancestor with such Member or other Person, and the spouse or any former spouse of such Member or other Person or any of such collateral relatives.

         1.03. "Agreement" shall mean this Operating Agreement as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

         1.04. "Bankrupt Member" shall mean any Member (a) that (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings;
(iv) files a petition or answer seeking for the Member a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in a proceeding of the type described in subclauses (i) through (iv) of this clause
(a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Member's or of all or any substantial part of the Member's properties; or (b) against which a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law has been commenced and 120 days have expired without dismissal thereof or with respect to which, without the Member's consent or acquiescence, a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member's properties has been appointed and 90 days have expired without the appointment's having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

         1.05. "Capital Contribution" shall mean any contribution of cash or other property which is required to be made to the Company pursuant to the provisions of Sections 3.01 and 3.02 hereof.

         1.06. "Capital Call" shall mean a Rising Sun LLC Capital Call or an Operating Expense Capital Call.

         1.07. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time unless otherwise indicated.

         1.08. "Commission" shall mean the Indiana Gaming Commission.

         1.09. "Committee" shall mean the Executive Committee of the Company established under Article VI of this Agreement.

         1.10. "Company" shall mean the limited liability company formed pursuant to the terms of this Agreement and the provisions of the Act, as such company may from time to time be constituted.

         1.11. "Company Interest" shall mean the percentage Interest of the Company of each Member from time to time as set forth on Schedule A attached hereto (which Schedule A shall be amended from time to time to reflect any adjustments in the Company Interest of each Member).

         1.12. "Fair Market Value" means, with respect to an Company Interest, the fair market value thereof, taking into account associated liabilities and minority and liquidity discounts (if any) as appropriate determined as provided in Section 9.05(b) hereof.

         1.13. "Financial Accommodation" means any guarantee, assumption, stop-loss, letter of credit or other similar agreement to any governmental agency, creditor providing financing to the Company or other party pursuant to which liability is several and not joint between the Members.

         1.14. "Fiscal Year" shall mean the calendar year or such other fiscal year of the Company as may be determined by the Members for federal income tax reporting purposes. Such term shall also refer to any short taxable year of the Company.

         1.15. "Funding Date" shall mean the date on which a Capital Call is due.

         1.16. "Gain From a Disposition" shall mean any net gain determined in accordance with the Code included in the Company's Net Profit or Net Loss for any fiscal year resulting from (a) the sale, foreclosure, exchange or other disposition of all or a substantial portion of any asset of the Company and (b) the condemnation or taking of or casualty to all or a substantial portion of any asset of the Company.

         1.17. "Interest" shall mean the entire ownership interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which he may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all the terms and provisions of this Agreement.

         1.18. "License" shall mean any license, permit, authorization, consent or approval issued by any governmental agency, authority, board, bureau, commission, department or instrumentality, and required in order to conduct a gaming business, either alone or in combination with any one or more other businesses, including any such license, permit, authorization, consent or approval issued by the State of Indiana or any local governmental authority in connection with the operation of the business of the Company or Rising Sun LLC, or by any other jurisdiction, domestic or foreign, necessary in order to conduct the business of any Member or any of the Affiliates of any Member, in any such other jurisdiction. Without limiting the generality of the foregoing, for purposes of this definition "gaming business" shall include thoroughbred horse racing with pari-mutuel betting.

         1.19. "Limited Member" shall mean Charles E. Reisert, Jr. and Eric C. Jackson, who shall be included as Members solely for the purposes of allocations of Net Profit and Net Loss, distributions to Members and Article IX of this Agreement, but who shall not be subject to Capital Calls and shall have no voting rights on any matter upon which Members are entitled to vote.

         1.20. "Loss of License" shall mean any denial, revocation, suspension (for a period in excess of three (3) days), or non-renewal of any License, whether resulting from any judicial or administrative proceeding, or otherwise, and which results, directly or indirectly, from any act or omission of, or ineligibility to hold a License by any Member, or any Affiliate of a Member (including, for this purpose, the partners, shareholders, employees, agents, officers, members or directors of any of the Members, or their respective partners or equity participants or any person or entity with whom such party has had business or other dealings), including, without limitation, the commission of any crime or other act deemed inconsistent with the holding of a License, or the association or affiliation with unsuitable persons or entities, whether or not the allegations with respect thereto are true in fact. No Loss of License shall be deemed to have occurred so long as proceedings with respect thereto are being contested with due diligence and in good faith by the Company or Rising Sun LLC, or the person or entity affected thereby, provided that, during the pendency of such proceedings, the Company or Rising Sun LLC is able to continue gaming operations on an uninterrupted basis and without additional restrictions with respect thereto. A Loss of License, however, shall be deemed to have occurred notwithstanding that additional rights of appeal or contest may be available if, as a result of any such action, gaming operations by the Company or Rising Sun LLC are prohibited or materially restrained, limited or restricted.

         1.21. "Loss From a Disposition" shall mean any net loss determined in accordance with the Code included in the Company's Net Profit or Net Loss for any Fiscal Year resulting from (a) the sale, foreclosure, exchange or other disposition of all or a substantial portion of any asset of the Company and (b) the condemnation or taking of or casualty to all or a substantial portion of any asset of the Company.

         1.22. "Majority in Interest" shall mean the affirmative vote, approval or consent of the Members with aggregate Company Interests of more than fifty percent (50%).

         1.23. "Members" shall include those persons listed as Members in the first paragraph of this Agreement, except that such term shall also include Limited Members on matters pertaining to allocations of Net Profit and Net Loss, distributions to Members and Article IX of this Agreement.

         1.24. "Member's Commitment Percentage" shall mean the Company Interest of each Member or Limited Member, as the case may be.

         1.25. "Net Cash Flow" shall mean, with respect to any fiscal period, the sum of all cash receipts of the Company from fees for services, and any and all other sources (excluding, however, capital contributions and transactions the proceeds from which are included for purposes of determining Net Proceeds of any Sale or Net Proceeds of Financings) less the sum of the following expenditures paid out of such cash receipts:

         (i) payments of salaries, advertising and promotion, rental, insurance, management expenses, utilities, repairs and maintenance, accounting services, equipment, supplies, and any and all other items which are customarily considered to be "operating expenses";

         (ii) payments of interest, principal and other charges with respect to any and all loans or other indebtedness of the Company, including loans or other indebtedness of the Company to any Member incurred in accordance with the provisions of this Agreement;

         (iii) payments made in connection with the organization of the Company;

         (iv) payments of any and all amounts of compensation to Members and Affiliates;

         (v) any and all other cash expenditures of the Company, except distributions to Members pursuant to Articles V, IX or X hereof; and

         (vi) amounts set aside as additions to reasonable reserves established by the Members for working capital, contingent liabilities or as otherwise deemed by the Members as reasonably necessary to meet the current and anticipated future liabilities, obligations and operating and capital expenditures of the Company.

         1.26. "Net Loss" shall mean, with respect to any Fiscal Year, the net "book" loss of the Company, if any, for such year as determined for federal income tax accounting purposes consistent with the requirements of Section 704(b) of the Code and applicable regulations thereunder.

         1.27. "Net Proceeds of Any Sale" shall mean the gross proceeds arising from a sale, exchange, or other disposition of all or a substantial portion of any property of the Company, or from any other transaction giving rise to Gain from a Disposition or Loss from a Disposition less the sum of:

         (i) the amount of funds disbursed or to be disbursed (including amounts deducted for adjustments) in connection with or as an expense of such Sale, including without limitation all broker's fees and attorneys' fees;

         (ii) the amount necessary for the payment of all debts and obligations of the Company arising from or otherwise related to such Sale or to which the property is subject and which are then to be paid; and

         (iii) any amounts set aside by the Members for the reserves described in paragraph (vi) of Section 1.25 hereof arising from or otherwise relating to such Sale.

         1.28. "Net Proceeds of Financing" shall mean the gross proceeds of any borrowings by the Company, less the sum of:

         (i) any amounts used to repay then existing indebtedness of the Company or to pay or provide for any and all liabilities and obligations of the Company then due:

         (ii) all expenses of such borrowings including, without limitation, all commitment fees, broker's commissions and attorneys' fees;

         (iii)  any  amounts  paid  to  acquire  or  in   connection   with  the
                acquisition of any real or personal property of the Company;

         (iv) any amounts used for any purpose in order to satisfy conditions to or established in connection with such borrowings; and

         (v) any amounts set aside by the Members for the reserves described in paragraph (vi) of Section 1.25 hereof arising from or otherwise relating to such borrowings.

         1.29. "Net Profit" shall mean, with respect to any Fiscal Year, the net "book" income of the Company, if any, for such year as determined for federal income tax accounting purposes consistent with the requirements of Section 704(b) of the Code and applicable regulations thereunder.

         1.30. "Operating Expense Capital Call" shall mean a notice from the Company to the Members requesting additional Capital Contributions pursuant to this Agreement to pay the operating expenses of the Company setting forth (i) the amount of funds required by the Company, (ii) the Funding Date not sooner than twenty-five (25) days from date of delivery of the Capital Call.

         1.31.   "Partner  Minimum  Gain  Chargeback   Allocations"   means  the
allocation required by Sections 1.704-2(i)(4) and 1.704-2(k) of the Treasury Regulations.

         1.32. "Partner Nonrecourse Deduction Allocations" means the allocations required by Section 1.704-2(i)(1) of the Treasury Regulations.

         1.33. "Partnership Minimum Gain Chargeback Allocations" means the allocations required by Sections 1.704-2(f) and 1.704(k) of the Treasury Allocations.

         1.34. "Person" shall mean and include an individual, partnership, limited partnership, limited liability company, foreign limited liability company, trust, estate, corporation, custodian, trustee, executor, administrator, nominee or entity in a representative capacity (as defined in article 1.02(A)(4) of the Act).

         1.35. "Project" shall mean the riverboat casino and related operations as defined under the Operating Agreement for Rising Sun LLC.

         1.36. "RSR Commitment Date" shall mean the date for electing the percentage interest of the Company in Rising Sun LLC as that date is defined in the Operating Agreement for Rising Sun LLC.

         1.37. "Rising Sun LLC" shall mean Rising Sun Riverboat Casino and Resort, LLC, an Indiana limited liability company.

         1.38. "Rising Sun LLC Capital Call" shall mean a notice from the Company to the Members requesting additional Capital Contributions pursuant to this Agreement setting forth (i) the amount of funds and/or the amount and terms of any Financial Accommodations required by the Company, (ii) the Funding Date not sooner than twenty-five (25) days from date of delivery of the Capital Call; provided, however that the first Funding Date may not occur until 55 days after the RSR Commitment Date, and (iii) each Member's share of the required amount of funds and/or Financial Accommodations.

         1.39. "Sale" shall mean the sale, exchange, condemnation, foreclosure or other disposition of all or any substantial part of the assets and properties of the Company in a non-recurring transaction outside the regular course of business of the Company, and shall include, without limitation, any condemnation, easement sale, casualty or other form of disposition of property, and any other transaction (other than a capital contribution or loan transaction) wherein the proceeds to the Company are, under generally accepted accounting principles, considered capital in nature. The occasional sale, trade-in or depreciation of furniture, furnishings, fixtures and equipment which become worn out, obsolete or surplus is, for purposes hereof, a transaction occurring in the regular course of business and therefore not a Sale.

         1.40. "Treasury Regulations" means the income tax regulations promulgated under the Code as in effect on the date of this Agreement, or as hereinafter amended or supplemented (including corresponding provisions of such succeeding regulations.


                                   ARTICLE II

                               General Provisions
                               ------------------

         2.01. Name of the Company. The name of the Company shall be RSR, LLC or such other name as the Members may from time to time determine. The Members shall cause to be filed on behalf of the Company such assumed or fictitious name certificate or certificates as may from time to time be required by law.

         2.02. Purposes of the Company.

               (a) Business. The business of the Company shall to the extent permitted by law be (1) to acquire, and to finance the acquisition, of interests in other entities, including Rising Sun LLC, which have interests in gaming and resort operations; (2) to own, rehabilitate, renovate, improve, finance, refinance, lease, operate, manage and sell or otherwise deal with the real and personal property in the operation of a riverboat gaming and resort business under the terms and conditions hereinafter set forth; (3) to have and exercise all the powers necessary or convenient in connection with its business and purposes; and (4) to engage in any lawful business, whether or not related or incidental to any of the foregoing activities or any activities related thereto. The Company may directly carry on any such activities or may do so as a joint venturer or partner with any other Person or Persons.

               (b) Authorized Activities. In carrying out the purposes of the Company, but subject to all other provisions of this Agreement, and without limitation, the Company is authorized to:

         (i) Acquire, hold, rent, lease and otherwise manage, operate, construct, reconstruct, improve, renovate, rehabilitate, maintain, finance, sell, transfer, convey, exchange, assign, mortgage or otherwise deal with or dispose of any real or personal property or interests therein that may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

         (ii) Borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Company, and to extend, repay, and renegotiate the terms of any such indebtedness, and to secure the same by mortgage, assignment, pledge, or grant of other security interest on assets of the Company;

         (iii) Enter into, perform, and carry out contracts and agreements of any kind, including contracts with the Members or any of them or any of their Affiliates, necessary or convenient or incidental to the accomplishment of the purposes of the Company;

         (iv)   Bring and defend actions at law or in equity;

         (v) Make prudent interim investments, including, without limitation, obligations of federal, state and local governments or their agencies, mutual funds, commercial paper, money-market funds, and bank certificates of deposit; and

         (vi) Engage in any kind of lawful activity, and perform and carry out contracts of any kind and execute, acknowledge, and deliver instruments of any kind that are necessary or convenient and permitted by the Act in connection with the accomplishment of the purposes of the Company.

         2.03. Agent for Service of Process. Timothy M. Harden shall be the Company's agent for service of process within the State of Indiana and for such purpose the address of Mr. Harden shall be One Indiana Square, Suite 2800, Indianapolis, Indiana 46204.

         2.04. Place of Business of the Company. The principal place of business of the Company shall be located at 206 Main Street, Rising Sun, Indiana 47040. The Committee may, at any time and from time to time, change the location of the Company's principal place of business, and may establish such additional place or places of business of the Company as it may from time to time determine.

         2.05. Duration of the Company. The duration of the Company shall be until December 31, 2068, unless sooner terminated in accordance with Article X hereof, or as otherwise provided by law.

         2.06. Members' Names and Addresses. The names and addresses of the Members are set forth on Schedule A attached hereto.

         2.07. Title to Company Property. All property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership of such property. The Company may hold any of its assets in its own name or in the name of a nominee, which nominee may be one or more individuals, companies, corporations, trusts and other entities.

         2.08. Relationship of Members. Except as otherwise expressly provided in or as authorized pursuant to this Agreement, (a) nothing contained herein shall render any Member liable for any debts or obligations incurred by the other Members, (b) no Member shall be constituted an agent of the other Members,
(c) nothing contained herein shall create any interest on the part of any Member in the business or other assets of the other Members, (d) nothing contained herein shall be deemed to restrict or limit in any way the carrying on of separate businesses or activities by any Member now or in the future and (e) no Member shall have any authority to act for, or to assume any obligation on behalf of, the other Members.


                                   ARTICLE III

              Capital Contributions, Member Loans, Capital Accounts
              -----------------------------------------------------

        3.01. Initial Capital Contributions. The Members have made or shall make contributions to the capital of the Company in the amounts, at the agreed values and at the times set forth opposite their respective names on Schedule 3.01 attached hereto and incorporated herein by reference. No interest shall accrue on any contributions to the capital of the Company, and no Member shall have the right to withdraw or to be repaid any capital contributed by it, except as specifically provided in this Agreement. No Member shall be required to make any additional contributions to the capital of the Company except as set forth in this Section 3.01 or in Section 3.02 hereof.

        3.02.   Additional Capital Contributions.

        (a)     Financing or Equity Commitment.

        (1) Election. Prior to the RSR Commitment Date, the Committee shall explore commitments for equity or for financing the Company's share of the Project as a member of Rising Sun LLC. In the event that satisfactory financing or equity commitments are found, the Committee shall present the terms and conditions of such proposal to the Members for a vote in accordance with the Members' Company Interests. At least five days prior to the RSR Commitment Date, the Committee shall cause a meeting of Members to be held for the purpose of discussing the status of the financing or equity and the level of participation of the Company as a member of Rising Sun LLC. In the event that suitable financing or equity commitments are not found and approved by the Members prior to the RSR Commitment Date, the Company shall deliver its election to Rising Sun LLC that its interest in Rising Sun LLC shall be reduced to twenty percent (20%), subject to further reduction if Community Participants are admitted to Rising Sun LLC. In the event that one or more of the Members are able to supply the funds necessary for the Company to maintain more than a twenty percent (20%) interest in Rising Sun LLC, such proposal shall be approved and the Company Interests shall be adjusted pursuant to Section 3.02(a)(2) below.

        (2) Adjustment of Company Interests. Each of the Members shall have the right to provide the funds necessary for the Company to maintain a seven and one-half percent interest in Rising Sun LLC and shall receive an additional Company Interest of two times the amount of Rising Sun LLC interest maintained, with a prorata adjustment of Company Interests for the remaining Members. In the event that fewer than all of the Members provides all of the funds necessary for the Company to maintain more than a twenty percent (20%) interest in Rising Sun LLC, then the Company Interests shall be adjusted in accordance with Schedule B. In addition to the funds necessary for the Company to maintain more than a twenty percent (20%) interest in Rising Sun LLC, the contributing Member or Members shall also make a Capital Contribution to the Company in the amount of the estimated taxes which would otherwise be payable by the other Members of the Company based on the projection of income allocated to such Members as shown on Schedule C for the first year of operations of Rising Sun LLC, such Capital Contribution to be distributed to such non-contributing Members and using for this purpose an assumed tax rate of the greater of (i) 40% and (ii) the highest combined U.S. federal or Canadian and Indiana marginal income tax rate applicable to individuals for the tax year in question (reduced for any tax credit received by Canadian Members). Such contributing Member or Members shall also indemnify and hold harmless any other Member from any out-of-pocket expenses incurred by such Member as a result of the contributing
        Member's contribution to Rising Sun LLC. In the event that fewer than all of the Members commits to provide all of the funds necessary for the Company to maintain more than a twenty percent (20%) interest in Rising Sun LLC and the interest of the Company in Rising Sun LLC is sold prior to the time that the funds are actually contributed, the Gain from the Disposition resulting from such Sale shall be allocated under the Company Interests as adjusted in the manner provided on Schedule B assuming that the contributing Member or Members have already received a full recovery of its capital, plus a sixteen percent (16%) preferred return; provided, however, that such contributing Member or Members shall first receive a full reimbursement of its out-of-pocket expenses incurred in obtaining the commitments for such funds.

        (b)     Additional Funds.

                (1) Rising Sun LLC Capital Call. After the RSR Commitment Date, in the event that Rising Sun LLC shall determine that additional funds and/or Financial Accommodations are necessary in order to finance the acquisition, development, construction or operation of the assets and business of Rising Sun LLC in excess of funds otherwise available to Rising Sun LLC, including funds available from third party loans, the Committee shall deliver a Rising Sun LLC Capital Call to the Members of the Company's share of the amount required by Rising Sun LLC. Each contributing Member shall be obligated to advance to the Company its pro rata share of the required additional funding based on its then Member Commitment Percentage, the amount of which funding shall, except as provided by Section 3.02(c) hereof, be due, in cash, on the Funding Date. Any amounts funded pursuant hereto in cash shall be credited to the capital account of the contributing Member in accordance with the provisions of Section 3.02(c) hereof. In no event shall a Member be required to make Capital Contributions under this Section 3.02(b) and Financial Accommodations under Section 3.02(c) which aggregate more than such Member's Commitment Percentage.

                (2) Operating Expense Capital Call. In the event the Committee determines that the Company requires additional funds to pay its operating expenses, the Committee shall deliver an Operating Expense Capital Call to the Members of the Company. Each Member shall be obligated to advance to the Company its pro rata share of the required additional funding based on its then Member Commitment Percentage, the amount of which funding shall, except as provided by Section 3.02(c) hereof, be due, in cash, on the Funding Date. Any amounts funded pursuant hereto in cash shall be credited to the capital account of the contributing Member in accordance with the provisions of Section 3.02(c) hereof. In no event shall a Member be required to make Capital Contributions under this Section 3.02(b) and Financial Accommodations under Section 3.02(c) which aggregate more than such Member's Commitment Percentage.

        (c) Financial Accommodations. If in the Committee's discretion Financial Accommodations are required to be delivered by Members to any governmental agency, lender or other party (an "Accommodation Recipient") in connection with the Company or Rising Sun LLC's business, the Committee shall provide written notice thereof (the "Financial Accommodation Notice") to the Members pursuant to
Section 3.02(b)), including the form or terms of the Financial Accommodations, the aggregate amount thereof (the "Required Aggregate Financial Accommodation Amount") and the date upon which the Financial Accommodations are required to be delivered to the Accommodation Recipient (the "Financial Accommodation Requested Date"), in which event the Members shall provide such Financial Accommodation in proportion to their respective Member Commitment Percentages. No Financial Accommodation by a Member shall be required to provide joint and several liability with another Member or any other party.

         (i) (1) No later than 25 days after the Financial Accommodations Notice is given prior to the completion of the Riverboat Complex (as defined in the Rising Sun LLC Operating Agreement) or (2) no later than 55 days after the Financial Accommodation Notice is given following the completion of the Riverboat Complex, each Member shall provide to the Accommodation Recipient a Financial Accommodation issued by or for the account of such Member or an Affiliate of such Member in the amount equal to the product of the Required Aggregate Financial Accommodation Amount and the Commitment Percentage of such Member (the "Required Financial Accommodation Amount") and otherwise complying with the terms set forth in the Financial Accommodation Notice.

         (ii) If any Member fails to deliver or cause to be delivered its Financial Accommodation in accordance with the terms of this
                Section 3.02(c) or the Accommodation Recipient refuses to accept such Member's Financial Accommodation, any other Member shall have the right to advance to the Company funds or provide additional Financial Accommodations equal to the Company's Required Financial Accommodation Amount; in which event the non-complying Member shall be deemed to have failed to make a Capital Contribution in accordance with Section 3.05 hereof in the amount of its Required Financial Accommodation Amount.

         (iii) If there is a draw on, or any amount otherwise is paid pursuant to, the Financial Accommodation (the "Drawn Amount") of any Member (the "Drawn Member"), the other Members shall contribute to the capital of the Company in cash, no later than ten days after written notice is given by the Drawn Member of such draw or other payment, in amount equal to the product of the Drawn Amount and such other Member's Commitment Percentage, and the Drawn Account promptly shall be paid by the Company to the Drawn Member as reimbursement for such draw or other payment.

        (d) Contributions for Nondefaulting Members. If any Member is unable or unwilling to make any or all of his proportionate contribution pursuant to a Capital Call, then the remaining Members who are able and willing to do so may make a contribution in excess of their Company Interest, in such amounts as they may agree among themselves. If they are unable to agree, each Member who is able and willing to make a contribution shall have the primary right to contribute that portion of such excess which the proportion of such Member's Company Interest bears to the aggregate Company Interests of all such Members, and a secondary right to contribute any remaining portion of such excess which is not desired to be contributed by any other Member in the exercise of his primary right. If there is more than one Member desiring to exercise secondary rights, they shall be entitled to contribute the remaining portion of such excess in the same proportion as stated above with regard to their primary rights.

        (e) Contributions by Nondefaulting Members. Any Member who makes a contribution to the Company pursuant to paragraph 3.02(d) above as a result of a Capital Call shall treat the contribution as a loan to the defaulting Member bearing interest at the rate of eighteen percent (l8%) per annum. Thereafter, all distributions of cash from the Company payable to the defaulting Member shall be paid to the Member (or pro rata to the Members) who have elected to treat the contributions as loans, until such time as the principal and interest of the loan(s) are paid in full.

         3.03. Members' Capital Accounts. The Company shall maintain a separate capital account for each Member. Each Member's initial capital account balance shall equal his initial contribution to the capital of the Company as provided in Section 3.01 of this Agreement. Each Member's capital account shall thereafter be increased (i) by any cash, or the fair market value of any property thereafter contributed by such Member (net of liabilities assumed by the Company and liabilities to which such contributed property is subject), (ii) by the amount of any Company liabilities that are assumed by such Member, (excluding liabilities described in clause (iv) of the sentence next following), and (iii) by such Member's distributive share of the Company's income and gain (or items thereof). Each Member's capital account shall be decreased (i) by such Member's distributive share of the Company's loss and deductions (or item thereof) (except items described in clause (iii) hereinbelow), (ii) by the amount of such Member's individual liabilities that are assumed by the Company (excluding liabilities described in clause (i) of the next preceding sentence, except to the extent, if at all, that such liabilities exceed the fair market value of the property contributed), (iii) by such Member's share of expenditures of the Company described in Section 705(a)(2)(B) of the Code, and (iv) by the amount of cash, or the fair market value of any property distributed by the Company to such Member (net of liabilities assumed by such Member and liabilities to which such distributed property is subject). Other appropriate adjustments to each Member's capital account shall also be made from time to time, in accordance with the rules set forth in Regulation Section 1.704-1(b)(2)(iv) under Section 704 of the Code or the requirements of any other applicable final or temporary regulations thereunder. It is the intent of the Members that the capital accounts shall be determined and maintained in accordance with Section 704 of the Code and regulations thereunder, and this
Section 3.03 shall be construed in a manner consistent therewith. A Member who has more than one Interest in the Company shall have a single capital account that reflects all such Interests. No Member shall be entitled to interest on his capital account.

         3.04. Member Loans. In the event that funds are needed by the Company for its operations, any Member may loan such funds to the Company under such terms and conditions as may be agreed to between the Member and the Company.

         3.05. Pledge Agreement.

        (a) Each Member hereby grants to the Company a first priority security interest in and to such Member's Company Interest, including, without limitation, any right to distributions, in liquidation or otherwise, with respect to such Company Interest, for the purpose of securing the payment to the Company of the Member's Capital Contribution. Each Member represents and warrants to the Company that such Member has good and marketable title to its Interest in the Company and that such Interest is free and clear of all liens, claims and encumbrances whatsoever having priority over the security interest granted herein to the Company. The Company shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the State of Indiana (the "UCC"). Each Member further agrees to execute and deliver to the Company such UCC Financing Statements and other documents and instruments and to take such further actions as may be reasonably necessary or appropriate in the opinion of counsel to the Company in order to perfect and maintain the first priority security interest granted hereby. In furtherance thereof, each Member agrees that the provisions of this paragraph shall constitute a security agreement and hereby authorizes the Company to execute and file any such UCC
Financing Statements on behalf of such Member, and any and all continuation statements or amendments thereto as the Committee shall determine to be in the best interests of the Company. In the event a Member shall fail to make any payment of its Capital Contribution to the Company by the date required therefor pursuant to this Agreement, such Member shall be considered to be in default in respect of such payment obligations and, pursuant to Section 3.05(b) hereof, the Company may mail a written notice to such defaulting Member of the existence of such default and demand that such default be cured within the ten (10) day period specified in such Section 4.16(b), and failing payment in full of such amount within the ten (10) day cure period, the Company may then exercise any and all remedies available to it hereunder or at law or in equity. The Company and any Member shall be entitled to bid for and purchase all or any part of the Company interest being sold at any sale conducted pursuant to, or as permitted under, the UCC. In order to realize upon the security interest granted herein, the Company may sell or otherwise dispose of the Company Interest of a Member defaulting in the payment of its Capital Contributions hereunder at public sale, with or without having the Company Interest at the place of sale and upon such terms and in such manner as the Company may determine. The Company shall give any such defaulting Member at least ten (10) days prior written notice of the time and place of any public sale of the Company interest or other intended disposition thereof. Such notice may be mailed to the defaulting Member at the address set forth herein, as the same may be amended from time to time.

        (b) Prior to instituting any efforts to realize upon the security interest granted herein, the Company shall mail a notice to the defaulting Member that a required Capital Contribution has not been made, and such defaulting Member shall have a period of ten (10) days after the Company mails such notice (as evidenced by the postmark date of the notice) within which to cure any such default. If the default has not been cured within such ten (10) day period, the Company may exercise any and all remedies available to it hereunder or at law or in equity.


                                   ARTICLE IV

                         Allocation of Profits or Losses
                         -------------------------------

        4.01. Allocation of General Profits and Losses. Except as otherwise provided in Sections 4.02 or 4.03 hereof, and subject to the provisions of
Section 9.03 hereof, the Net Profit or Net Loss, as the case may be, as of the end of any Fiscal Year shall be allocated among the Members in accordance with the Members' Company Interests.

        4.02. Allocation of Gains from Dispositions. Subject to the provisions of Section 9.03 hereof, any Gain from a Disposition shall be allocated to the Members in accordance with the Members' Company Interests in effect as of the date of the consummation of the transaction giving rise to such Gain.

        4.03. Allocation of Losses from Dispositions. Subject to the provisions of Section 10.03 hereof, any Loss from a Disposition shall be allocated in accordance with the Members' Company Interests in effect as of the date of the consummation of the transaction giving rise to such Loss.

        4.04. Deduction for Receipt of Company Interest. To the extent that the Company shall be entitled to any deduction for federal income tax purposes as a result of any Interest acquired by a Member in the Company as a result of an original acquisition or as a result of an exercise of an option to purchase an additional Interest in the Company, such deduction shall be allocated to the Member acquiring such Interest.

        4.05.   Special Allocations.

                (a)  The  Company  shall  make  the   qualified   income  offset
allocation required by the alternate test for economic effect under Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

                (b) In the event any Member has a deficit Capital Account at the end of any Company fiscal year that is in excess of the amount such Member is obligated to restore the Company (including amounts the Member is obligated or deemed to be obligated to restore to the Company pursuant to the alternate test for economic effect under Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations), each Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.05(b) shall be made if and only to the extent that such Member would have a deficit Capital Account in excess of such amount after all other allocations provided in this Article IV have been tentatively made as if the qualified income offset allocation required by the alternate test for economic effect and this Section 4.05(b) were not required by this Agreement.

                (c) Except as otherwise provided in Section 4.05(d) hereof, the Company shall make all (i) Partner Nonrecourse Deduction Allocations; (ii) Partner Minimum Gain Chargeback Allocations; and (iii) Partnership Minimum Gain Chargeback Allocations as required by Section 1.704-2 of the Treasury Regulations.

                (d) The Company shall make all Nonrecourse Deduction Allocations to the Members in a manner that is reasonably consistent with allocations, which have substantial economic effect, of some other significant Company item attributable to the property securing nonrecourse liabilities of the Company (as determined by the Members).

                (e) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the base of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

        4.06.   Curative Allocations.

                (a) Notwithstanding any other provision of this Agreement, other than Section 4.05 hereof, the allocations made pursuant to Sections 4.05(a), 4.05(b) and 4.05(e) hereof shall be taken into account in allocating other Net Profits, Net Losses, and items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other Net Profits, Net Losses, and other items and the allocation made pursuant to Sections 4.05(a), 4.05(b) and 4.05(e) hereof to each Member shall be equal to the net amount that would have been allocated to each such Member if the allocations made pursuant to Sections 4.05(a), 4.05(b) and 4.05(e) hereof had not occurred. For purposes of applying the foregoing sentence, allocations pursuant to this Section 4.06(a) shall only be made with respect to allocations pursuant to Section 4.05(e) hereof to the extent the Tax Matters Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the parties to this Agreement.

                (b) Notwithstanding any other provision of this Agreement, other than Section 4.05 hereof, the Nonrecourse Deduction Allocations and Partnership Minimum Gain Chargeback Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and such Nonrecourse Deduction Allocations and Partnership Minimum Gain Chargeback Allocations made to each Member shall be equal to the net amount that would have been allocated to each such Member if the Nonrecourse Deduction Allocations and Partnership Minimum Gain Chargeback Allocations had not occurred. For purposes of applying the foregoing sentence (i) allocations pursuant to this Section 4.06(b) shall be made only to the extent necessary to avoid any potential economic distortions caused by a net decrease in Partnership minimum gain pursuant to Section 1.704-2(d) and 1.704-2(k) of the Treasury Regulations, and
(ii) allocations pursuant to this Section 4.06(b) shall be deferred with respect to Nonrecourse Deduction Allocations to the extent the Tax Matters Partner reasonably determines that such allocations are likely to be offset by subsequent Partnership Minimum Gain Chargeback Allocations.

                (c) Notwithstanding any other provision of this Agreement, other than Section 4.05 hereof, the Partner Nonrecourse Deduction Allocations and Partner Minimum Gain Chargeback Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Partner Nonrecourse Deduction Allocations and Partner Minimum Gain Chargeback Allocations made to each Member shall be equal to the net amount that would have been allocated to each Member if the Partner Nonrecourse Deduction Allocations and Partner Minimum Gain Chargeback Allocations had not occurred. For purposes of applying the foregoing sentence (i) allocations pursuant to this
Section 4.06(c) shall be made only the extent necessary to avoid any economic distortions caused by a net decrease in Member minimum gain pursuant to Sections 1.704-2(i)(3) and 1.704-2(k) of the Treasury Regulations, and (ii) allocations pursuant to this Section 4.06(c) shall be deferred with respect to Partner Nonrecourse Deduction Allocations to the extent the Tax Matters Partner reasonably determines that such allocations are likely to be offset by subsequent Partner Minimum Gain Chargeback Allocations.

                                    ARTICLE V

                                  Distributions
                                  -------------

        5.01. Distribution of Net Cash Flow. The Managing Member shall cause distributions to be made at such times and in such amounts as he may determine of Net Cash Flow, after consideration of the annual budget for the Company adopted by the Committee. Distribution of Net Cash Flow shall be allocated to and divided among the Members in the same proportions as Net Profits are allocated under Article IV.

        5.02. Distribution of Net Proceeds of Sales and Financings. Except as otherwise provided herein, the Net Proceeds of any Sale or the Net Proceeds of Financing shall be distributed to and allocated in accordance with the Members' Company Interests in effect as of the date of the consummation of the sale, exchange, other disposition, or financing, as applicable.


                                   ARTICLE VI

                            Management of the Company
                            -------------------------

        6.01.   Executive Committee.

        (a) The management and control of the Company shall be vested in the Members, who shall exercise their authority through an executive committee (the "Committee"), which shall be responsible for the establishment of policy and operating procedures respecting the business affairs of the Company. Subject to the following paragraph, the Committee shall at all times consist of four (4) members, one to be appointed by each of the Members entitled to vote. Each member of the Committee may vote by delivering his proxy to another member of the Committee or to any other person. Subject to the following paragraph, each Member shall have the power to remove any member or alternative member of the Committee appointed by it by delivering written notice of such removal to the Company and to the other Members. Subject to the following paragraph, vacancies on the Committee shall be filled by the Member which appointed the Committee member previously holding the position which is then vacant.

        Notwithstanding the foregoing paragraph, during any period when less than all of the Members have contributed funds to enable the Company to maintain its fifty percent (50%) interest in Rising Sun LLC and such funds have not been returned through distributions from the Company to the contributing Members, the members of the Committee shall be elected by the Members voting in accordance with their Company Interests at a meeting held pursuant to Article VI(A). During such period, vacancies on the Committee shall be filled by the remaining members of the Committee until the next meeting of Members.

        (b) Except for situations in which the approval of the Members is required by this Agreement or by nonwaivable provisions of applicable law, and subject to the provisions of Section 6.02, (i) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Committee; and (ii) the Committee may make all decisions and take all actions for the Company not otherwise provided for in this Agreement, including, without limitation, the following:

                (1) entering into, making, and performing contracts, agreements, and other undertakings binding the Company that may be necessary, appropriate, or advisable in furtherance of the purposes of the Company and making all decisions and waivers thereunder;

                (2) opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

                (3) maintaining the assets of the Company in good order;

                (4) collecting sums due the Company;

                (5) to the extnt that funds of the Company are available therefor, paying debts and obligations of the Company;

                (6) acquiring, utilizing for Company purposes, and disposing of any asset of the Company;

                (7) borrowing money or otherwise committing the credit of the Company for Company activities and voluntary prepayments or extensions of debt;

                (8)  selecting,   removing,   and  changing  the  authority  and
        responsibility   of  lawyers,   accountants,   and  other  advisors  and
        consultants;

                (9) obtaining insurance for the Company; and

                (10) adoption of an annual financial budget for the Company.

        (c) Notwithstanding the provisions of Section 6.01(b), the Committee may not cause the Company to do any of the following without complying with the applicable requirements set forth below:

                (1) sell, lease, exchange or otherwise dispose of (other than by way of a pledge, mortgage, deed of trust or trust indenture) all or substantially all of the Company's property and assets (with or without good will), other than in the usual and regular course of the Company's business, without complying with the applicable procedures set forth in the Act;

                (2) be a party to (i) a merger, or (ii) an exchange or acquisition without complying with the applicable procedures set forth in the Act;

                (3) amend or restate the Articles, without complying with the applicable procedures set forth in the Act; and

                (4) anything herein contained to the contrary, borrow money if the terms of such borrowing require the personal liability of any of the Members, without the written consent of such Member or Members, except as provided in Section 3.02(c) hereof.

        6.02. Actions by Committee; Committees; Delegation of Authority and Duties.

                (a) In managing the business and affairs of the Company and exercising its powers, the Committee shall act (i) collectively through meetings and written consents consistent as may be provided or limited in other provisions of this Agreement; (ii) through committees pursuant to Section
6.02(b); and (iii) through officers to whom authority and duties have been delegated pursuant to Section 6.02(c).

                (b) The Committee may, from time to time, designate one or more committees, each of which shall be comprised of one or more of its members. Any such committee, to the extent provided in such resolution or in the Articles or this Agreement, shall have and may exercise all of the authority of the Committee, subject to the limitations set forth in the Act. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be necessary for the adoption of any resolution. The Committee may dissolve any committee at any time, unless otherwise provided in the Articles or this Agreement.

                (c) The Committee may, from time to time, designate one or more Persons to be officers of the Company who are not members of the Committee. No officer need be a resident of the State of Indiana or a Member. Any officers so designated shall have such authority and perform such duties as the Committee may, from time to time, delegate to them. The Committee may assign titles to particular officers; provided, however, that the office of President and the position as Managing Member shall not be held by different Persons. Unless the Committee decide otherwise, if the title is one commonly used for officers of a business corporation, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to (i) any specific delegation of authority and duties made to such officer by the Committee, or (ii) any delegation of authority and duties made to one or more members pursuant to Section 6.02(a). Each officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same Person. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Committee.

        Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Committee. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Committee whenever in their judgment the best interests of the Company will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the Person so removed. Designation of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Committee.

                (d) Any Person dealing with the Company, other than a Member, may rely on the authority of the Managing Member or officer in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

                (e) Subject to the provisions of Section 6.03 relating to the Managing Member, no Member, acting individually, nor any of their respective Affiliates, has the power or authority to bind the Company or any Member or to authorize any action to be taken by the Company, or to act as agent for the Company or any other Member, unless that power or authority has been specifically delegated or authorized by action of the Committee.

        6.03 Managing Member. Patrick F. Daly shall be the initial Managing Member (such Member so appointed being herein referred to as the "Managing Member") who shall be responsible, on a day-to-day basis, for the operation of the business of the Company. The Managing Member shall have only such authority as shall be delegated to it by the Committee, or as herein expressly provided, which authority shall be subject to revision, revocation, or alteration from time to time by action of the Committee, and the Managing Member shall report to the Committee. Notwithstanding the foregoing, the Managing Member shall have the authority to break all ties if the vote of the members of the Committee results in a tie and shall further be the appointee of the Company to the Executive Committee of Rising Sun LLC. The Managing Member shall be elected by the Members at their annual meeting in accordance with Article VI(A). In the event of the resignation, death or disability of the Managing Member, the Committee shall appoint a successor to serve until the next meeting of Members.

        6.04. Number and Term of Office. The number of members of the Committee shall be four unless changed by resolution of the Committee; provided, however, that no decrease in the number of Committee members that would have the effect of shortening the term of an incumbent member of the Committee may be made by the Committee. Each member of the Committee shall hold office for the term for which he is elected and thereafter until his successor shall have been elected and qualified, or until his earlier death, resignation or removal. Unless otherwise provided in the Articles, members of the Committee need not be Members or residents of the State of Indiana.

        6.05.   (reserved)

        6.06. Removal. Any and all members of the Committee may be removed, either for or without cause, at any special meeting of Members by the affirmative vote of a Majority in Interest entitled to vote at elections of Members of the Committee. The notice calling such meeting shall give notice of the intention to act upon such matter.

        6.07. Resignations. Any member of the Committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified then at the time of its receipt by the Managing Member. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

        6.08. Vacancies. Except when the members of the Committee were elected by the Members under the circumstances described in the second paragraph of
Section 6.01(a), any vacancy occurring in the members of the Committee shall be filled by the Member who designated such member originally. A member of the Committee elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

        6.09. Place and Manner of Meetings. Meetings of the Committee, regular or special, may be held either within or without the State of Indiana. Members of the Committee may participate in such meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting as provided herein shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        6.10.   (reserved)

        6.11. Regular Meeting of Committee. A regular meeting of the Committee may be held at such time as shall be determined from time to time by resolution of the Committee.

        6.12. Special Meeting of Committee. The Managing Member shall call a special meeting of the Committee whenever requested to do so by any two members of the Committee. Such special meeting shall be held at the time specified in the notice of meeting. Except as otherwise expressly provided by statute, or by the Articles, or by this Agreement, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

        6.13. Notice of Committee Meeting. All meetings of the Committee (annual, regular or special) shall be held upon five (5) days' written notice stating the date, place and hour of meeting delivered to each member either personally or by mail or at the direction of the Managing Member or the officer or person calling the meeting.

        In any case where all of the members of the Committee execute a waiver of notice of the time and place of meeting, no notice thereof shall be required, and any such meeting (whether annual, regular or special) shall be held at the time and at the place (either within or without the State of Indiana) specified in the waiver of notice. Attendance of members of the Committee at any meeting shall constitute a waiver of notice of such meeting, except where the members of the Committee attend a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Committee need be specified in the notice or waiver of notice of such meeting.

        6.14. Action Without Meeting. Any action required by statute to be taken at a meeting of the Committee, or any action which may be taken at a meeting of the Committee, may be taken without a meeting if a consent in writing setting forth the action so taken, shall be signed by all the members of the Committee. Such consent shall have the same force and effect as a unanimous vote at a meeting.

        6.15. Quorum; Majority Vote. At all meetings of the Committee a majority of the number of members of the Committee fixed by this Agreement shall constitute a quorum for the transaction of business unless a greater number is required by law or by the Articles. The act of a majority of the members of the Committee present at any meeting at which a quorum is present shall be the act of the Committee unless the act of a greater number is required by statute, by the Articles or by this Agreement. If a quorum shall not be present at any meeting of the Committee, the members of the Committee present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

        6.16. Approval or Ratification of Acts or Contracts by Members. The Committee in its discretion may submit any act or contract for approval or ratification at any annual meeting of the Members, or at any special meeting of the Members called for the purpose of considering any such act or contract and any act or contract that shall be approved or be ratified by a Majority in Interest shall be as valid and as binding upon the Company and upon all the Members as if it shall have been approved or ratified by every Member of the Company.

        6.17.   Interested Members of the Committee, Officers and Members.

        (a) Interested Members of the Committee. No contract or transaction between this Company and one or more of its members of the Committee or officers, or between this Company and any other limited liability company, corporation, partnership, association, or other organization in which one or more of its members of the Committee or officers are managers or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the member of the Committee or officer is present at or participates in the meeting of the Committee or of a committee thereof which authorizes the contract or transaction, or solely because such Committee member's vote are counted for such purpose if:

                (1) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Committee or the committee, and the Committee or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested members of the Committee, even though the disinterested members of the Committee be less than a quorum; or

                (2) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Members entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Members; or

                (3) The contract or transaction is fair as to this Company as of the time it is authorized, approved, or ratified by the Committee, a committee thereof, or the Members.

        (b) Quorum. Common or interested members of the Committee may be counted in determining the presence of a quorum at a meeting of the Committee or of a committee which authorizes the contract or transaction.

        (c) Non-Exclusive. This provision shall not be construed to invalidate any contract or transaction which would be valid in the absence of this provision.

        6.18. Compensation. The members of the Committee shall serve without compensation from the Company.

        6.19. Procedure. The Committee shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Company.

                                  ARTICLE VI(A)

                               Meetings of Members
                               -------------------

        6A.01. Place of Meeting; Conference Telephone Meetings. Meetings of Members of the Company shall be held at such place, within or outside the State of Indiana, as may from time to time be designated by the Committee, or as may be specified in the notices or waivers of notice of such meetings. A Member may participate in a Members' meeting by means of a conference telephone or similar communications equipment by which all Persons participating in the meeting can communicate with each other, and participating by these means constitutes presence in person at the meeting.

        6A.02. Annual Meeting. The annual meeting of Members for the report on the finances of the Company, and for the transaction of such other business as may properly come before the meeting, shall be held on such day and at such time within six (6) months following the close of the Company's fiscal year as the Committee may set by resolution. Failure to hold an annual meeting shall not work any forfeiture or a dissolution of the Company, and shall not affect otherwise valid acts.

        6A.03. Special Meetings. Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute or this Agreement, may be called by the Committee or the Managing Member and shall be called by the Managing Member at the request in writing of a majority of the Committee, or at the request of Members owning not less than twenty percent (20%) of the Company Interests and entitled to vote under the Articles, this Agreement and the Act as now in effect or as hereafter amended. Such request by Members shall be in writing, signed by all such Members (or their duly authorized proxies) dated and delivered to the Managing Member.

        6A.04. Notice of Meetings. A written or printed notice, stating the place, day and hour of the meeting, and in case of a special meeting, or when required by any other provision of the Act, or the Articles, or this agreement as now in effect or hereafter amended, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary, or by the Managing Member or persons calling the meeting, to each Member entitled by the Articles, this Agreement and the Act as now in effect or hereafter amended, at such address as appears upon the records of the Company, at least ten (10) days and no more than sixty (60) days before the date of the meeting. Notice of any such meeting may be waived in writing by any Member, if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof. Attendance at any such meeting in person, or by proxy, shall constitute a waiver of notice of such meeting. Each Member, who has in the manner above provided waived notice of the Members' meeting, or who personally attends a Members' meeting, or is represented thereat by a proxy authorized to appear by an instrument of proxy, shall be conclusively presumed to have been given due notice of such meeting. Notice of any adjourned meeting of Members shall not be required to be given if the time and place thereof are announced at the meeting at which the adjournment is taken, except as may be expressly required by law.

        6A.05. Addresses of Members. The address of any Member appearing on the records of the Company shall be deemed to be the latest address of such Member.

        6A.06. Voting at Meetings. (a) Quorum. The Members of record of a Majority in Interest of the Members entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum at all meetings of Members for the transaction of business, except where otherwise provided by law, the Articles, or this Agreement. In the absence of a quorum, the Managing Member shall have the power to adjourn the meeting from time to time until a quorum shall be constituted. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting, but only those Members entitled to vote at the original meeting shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is fixed by the Committee for the adjourned meeting.

        (b) Voting Rights. Except as otherwise provided by law, the Articles, or this Agreement, every Member shall have the right at every Members' meeting to vote their percentage of the Company Interests, registered in his name on the books of the Company on the date for the determination of Members entitled to vote on all matters coming before the meeting, At any meeting of the Members, every Member shall be entitled to vote in person, or by proxy executed in writing by the Member or a duly authorized attorney-in-fact and bearing a date not more than eleven (11) months prior to its execution, unless a longer time is expressly provided therein.

        (c) Required Vote. When a quorum is present at any meeting, action on a matter is approved by the affirmative vote of a Majority in Interest of the Members unless the Act, the Articles or this Agreement require a greater number of affirmative votes.

        (d) Validity of a Vote, Consent, Waiver, or Proxy Appointment. If the name on a vote, consent, waiver, or proxy appointment corresponds to the name of a Member, the Company if acting in good faith may accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the Member. The Company may reject a vote, consent, waiver, or proxy appointment if the Managing Member, acting in good faith, has a reasonable basis for doubt about the validity of the signature, or the signatory's authority. If so accepted or rejected, the Company and the Managing Member are not liable in damages to the Member for any consequences of the rejection. Any of the Company's actions based on an acceptance or rejection of a vote, consent, waiver or proxy appointment under this Section is valid unless a court of competent jurisdiction determines otherwise.

        6A.07. Voting List. The Managing Member of the Company shall make before each meeting of Members, a complete list of the Members entitled by the Articles or this Agreement, as now or hereafter amended, to vote at such meeting, arranged in alphabetical order, with the address, number of Units, and Company Interest so entitled to vote held by each Member. Such list shall be produced and kept open at the time and place of the meeting of Members and subject to the inspection of any Member during the holding of such meeting.

        6A.08.  (reserved)

        6A.09. Consent Action by Members. Any action required or permitted to be taken at a Members' meeting may be taken without a meeting, if one (1) or more written consents describing the action taken are signed by a Majority in Interest of the Members entitled to vote on the action, and delivered to the Company for inclusion in the minutes or filing with the Company's records. Action taken under this Article VI(A) is effective when the last Member entitled to vote on the action signs the consent, unless the consent specifies a different, prior or subsequent effective date.

                                   ARTICLE VII

                        Books, Records and Bank Accounts
                        --------------------------------

        7.01. Books and Records. The Managing Member shall keep at the Company's principal place of business just and true books of account with respect to the operation of the Company. All Members, and their duly authorized representatives, shall at all reasonable times have access to such books. The books of the Company shall be kept on the cash basis of accounting, or on such other basis of accounting as the Managing Member may determine, and otherwise in accordance with accounting methods employed for federal income tax reporting purposes, and shall be closed and balanced at the end of each Fiscal Year of the Company and at such other times as the Managing Member may determine is appropriate.

        7.02. Bank Accounts. The Managing Member shall be responsible for causing one or more accounts to be maintained in a bank (or banks), which accounts shall be used for the payment of the expenditures incurred in connection with the business of the Company, and in which shall be deposited any and all cash receipts. All such amounts shall be and remain the property of the Company, and shall be received, held and disbursed by the Managing Member for the purposes specified in this Agreement. There shall not be deposited in any of said accounts any funds other than funds belonging to the Company, and no other funds shall in any way be commingled with such funds.


                                  ARTICLE VIII

                       Tax Returns, Elections, Allocations
                       -----------------------------------

        8.01. Company Tax Returns. The Managing Member shall arrange for the preparation and filing of all necessary tax returns of the Company.

        8.02.   Tax Elections; Accounting.

                (a) The Company may elect, pursuant to Section 754 of the Code (or corresponding provisions of succeeding law), to adjust the basis of the Company's property, in the event of a distribution of Company property as described in Section 734 of the Code or a transfer by any Member of his Interest in the Company as described in Section 743 of the Code. Appropriate adjustments shall be made in the allocations to Members under Section 8.03 hereof in order to reflect adjustments in the basis of Company property permitted pursuant to any election under Section 754 of the Code.

                (b) The Managing Member shall, from time to time, make such other tax elections as they deem necessary or desirable in their sole discretion to carry out the business of the Company or the purposes of this Agreement.

                (c) The Company shall be classified and taxed as partnership for income tax purpose and the Company's United States Partnership Return of Income shall be prepared on the cash basis of accounting, or on such other permissible basis of accounting as the Managing Member may determine. The Managing Member shall select the methods of calculating cost recovery and any other permissible methods of accounting for purposes of preparing such return. The Company's taxable year shall be the calendar year.

        8.03.   Tax Allocations.

                (a) For Federal income tax purposes, each Member's distributive share of income, gain, loss, deduction, credit or tax preference (or item thereof) for any taxable year of the Company shall be allocated in the same proportion that the Company's Net Profit or Net Loss (or item thereof) for such year to which it corresponds, under applicable Federal income tax accounting rules (including in the case of depreciation, depletion, amortization and gain or loss with respect to property properly reflected in the Members' capital accounts at a book value that differs from the adjusted tax basis of such property, the rules set forth in Regulation Section 1.704-1(b)(4)(i) under
Section 704 of the Code and in Section 704(c) of the Code and regulations thereunder), is allocated pursuant to Article IV hereof. To the extent not inconsistent with such rules:

         (i) Income, gain, loss and deduction with respect to property contributed to the Company by a Member shall be shared among Members so as to take account of the variation between the basis of the property to the Company and its fair market value at the time of contribution, as required by Section 704(c) of the Code and regulations promulgated thereunder.

         (ii) If any gain realized with respect to any Company asset shall be treated as ordinary income under the depreciation recapture provisions of the Code, then the full amount of such ordinary income shall be allocated among the Members in the proportions that the Company deductions from the depreciation giving rise to such recapture actually were allocated.

         (iii) The Members shall bear any recapture of tax credits in the proportions in which such credits were claimed.

        8.04. Tax Matters Partner. The Members hereby agree that Paul R. Partridge shall serve as the "Tax Matters Partner" as set forth under subchapter C of Chapter 63 of the Code. Nothing herein shall be construed to restrict the Company from engaging accountants or other professionals to assist the Tax Matters Partner in discharging its duties hereunder.


                                   ARTICLE IX

            Assignability of Member's Interest - Buy-Sell Provisions
            --------------------------------------------------------

        9.01. Substituted Member. No transfer of a Member's Interest or any part thereof and no substitution of a new Member in place of an existing Member shall be allowed except with the consent of all the Members. If a Member transfers his Interest with the consent of all the Members, and the transferee executes and delivers such instruments as are reasonably necessary to effect such substitution and to confirm the agreement of the transferee to be bound by all of the terms and provisions of this Agreement, including, without limitation, an amendment to this Agreement, the transferee shall thereafter be a substituted Member vested with the powers and duties of a Member to the same extent as though originally named, and the Company shall continue. To the extent that the Interest is transferred (including as the result of the death of a Member) to more than one Person, the percentages applicable to the Interest shall be pro rated accordingly.

        9.02. Allocations Subsequent to Transfer. In the event of the admission or withdrawal of a Member, or in the event all or any part of an Interest is validly transferred under the terms of this Article IX, the Net Profits or Net Losses allocated under Article IV hereof (and each item thereof or corresponding thereto), and the cash distributions allocated under Article V hereof, shall be further allocated based upon the ownership or deemed ownership of the respective Interests prior to and following the effective date of such admission, withdrawal or transfer in a manner determined by the Members to be consistent with the requirements of Section 706 of the Code and any final, proposed or temporary regulations thereunder.

        9.03. Transfer Restrictions. Notwithstanding anything herein to the contrary, except for transfers to an Affiliate or to a member of the Member's immediate family or to a trust for the benefit of the Member or his immediate family, no Member (including the heirs, assigns, executors, or administrators of a deceased Member) shall voluntarily or involuntarily sell or assign an Interest of the Company to any person or persons, firms or other limited liability company not a Member, without first offering such Interest for sale to the Company and the other Members in the following manner:

               (a) Such Member shall give written notice by registered or certified mail to the secretary of the Company of his intention to sell such Interest. Said notice shall specify the portion of Interest to be sold, the price, and the terms upon which the sale is to be made. The Company shall have thirty (30) days from the receipt of such notice within which to exercise its option to purchase all or any portion of the Interest so offered. Such purchase may be authorized by the Committee.

               (b) In the event that the Company shall fail to purchase all of such Interest within the said thirty (30) day period, the secretary of the Company shall, within ten (10) days thereafter, give written notice to each of the Members of record, stating the portion of Interest offered for sale but not purchased by the Company, and the price, and the terms upon which the sale is being made. Such notice shall be sent by mail addressed to each Member at his last address as it appears on the books of the Company. Within thirty (30) days after the mailing of said notices any Member desiring to purchase part or all of such Interest shall deliver by mail or otherwise to the secretary of the Company a written offer for the portion of Interest desired by him, accompanied by the purchase price therefor with authorization to pay such purchase price against delivery of such Interest.

               (c) If the Members offer to purchase more than the total portion of Interest available for purchase by them, then the Members offering to purchase shall be entitled to purchase such proportion of said Interest as the portion of Interest of the Company which he holds bears to the total portion of Interest held by all Members offering to purchase. In the event that the proportion of said Interest to which any Member should be entitled to purchase is more than the portion of Interest he desires to purchase, each remaining Member desiring to purchase additional Interest shall be entitled to purchase such proportion of the overplus as the portion of Interest which he holds bears to the total portion of Interest held by all Members desiring to participate.

               (d) If none or only a part of the Interest offered for sale if purchased by the Company or Members, or both, then the Member who offered the same for sale shall have thereafter the right if all Members consent to the sale, at any time during the period of sixty
         (60) days after the expiration of the thirty (30) day period referred to in paragraph (b) above, to sell said Interest not so purchased to such person or persons as he desires; PROVIDED, HOWEVER, that he shall not sell such Interest at a lower price or on terms more favorable to the purchaser than those specified in the written notice he gave to the Company nor shall he sell such Interest after the expiration of the sixty (60) day period without again giving written notice as hereinabove required and obtaining the consent of all Members to the sale.

               (e) No Interest shall be sold or transferred on the books of the Company until these provisions have been complied with, but the Committee may, in any particular instance, waive the requirements except the requirement to obtain the consent of the sale by the remaining Members.

        9.04.   Buy-Sell Provisions.

        (a) Bankruptcy of a Member. Subject to Section 10.01(vi), if any Member becomes a Bankrupt Member, the Company shall have the option, exercisable by notice from the Committee to the Bankrupt Member (or its representative) at any time prior to the 180th day after receipt of notice of the occurrence of the event causing it to become a Bankrupt Member, to buy, and on the exercise of this option the Bankrupt Member or its representative shall sell, its Interest. The purchase price shall be an amount equal to the fair market value thereof determined by agreement by the Bankrupt Member (or its representative) and the Committee; however, if those Persons do not agree on the fair market value on or before the 30th day following the exercise of the option, either such Person, by notice to the other, may require the determination of fair market value to be made by an independent appraiser specified in that notice. If the Person receiving that notice objects on or before the tenth day following receipt to the independent appraiser designated in that notice, and those Persons otherwise fail to agree on an independent appraiser, either such Person may petition the United States District Judge for the Southern District of Indiana then senior in service to designate an independent appraiser. The determination of the independent appraiser, however designated, is final and binding on all parties. The Bankrupt Member and the Company each shall pay one-half of the costs of the appraisal. The purchaser shall pay the fair market value as so determined in four equal cash installments, the first due on closing and the remainder (together with accumulated interest on the amount unpaid at the prime rate of interest as announced in the Wall Street Journal from time to time) due on each of the first three anniversaries thereof. The payment to be made to the Bankrupt Member or its representative pursuant to this section is in complete liquidation and satisfaction of all the rights and interest of the Bankrupt Member and its representative (and of all Persons claiming by, through or under the Bankrupt Member and its representative) in and in respect of the Company, including without limitation, any Interest, any rights in specific Company property, and any rights against the Company and (insofar as the affairs of the Company are concerned) against the Members, and constitutes a compromise to which all Members have agreed.

        (b) Death, Disability, Dissolution, Retirement or Expulsion of a Member. Subject to Section 10.01(vi), if any Member dies, becomes disabled, is dissolved, retires from the Company or is expelled from the Company (a "Terminated Member"), the Company shall have the option, exercisable by notice from the Committee to the Terminated Member (or its representative) at any time prior to the 90th day after receipt of notice of the occurrence of the event causing it to become a Terminated Member, to buy, and on the exercise of this option the Terminated Member or its representative shall sell, its Interest. The purchase price shall be an amount equal to the fair market value thereof determined by agreement by the Terminated Member (or its representative) and the Committee; however, if those Persons do not agree on the fair market value on or before the 30th day following the exercise of the option, either such Person, by notice to the other, may require the determination of fair market value to be made by an independent appraiser specified in that notice. If the Person receiving that notice objects on or before the tenth day following receipt to the independent appraiser designated in that notice, and those Persons otherwise fail to agree on an independent appraiser, either such Person may petition the United States District Judge for the Southern District of Indiana then senior in service to designate an independent appraiser. The determination of the independent appraiser, however designated, is final and binding on all parties. The Terminated Member and the Company each shall pay one-half of the costs of the appraisal. The purchaser shall pay the fair market value as so determined in four equal cash installments, the first due on closing and the remainder (together with accumulated interest on the amount unpaid at the prime rate of interest as announced in the Wall Street Journal from time to time) due on each of the first three anniversaries thereof. The payment to be made to the Terminated Member or its representative pursuant to this section is in complete liquidation and satisfaction of all the rights and interest of the Terminated Member and its representative (and of all Persons claiming by, through or under the Terminated Member and its representative) in and in respect of the Company, including without limitation, any Interest, any rights in specific Company property, and any rights against the Company and (insofar as the affairs of the Company are concerned) against the Members, and constitutes a compromise to which all Members have agreed.

        9.05 Loss of  License.  For  purposes  of the below  provisions  of this
Section 9.05, the "Responsible Member" shall mean the Member which is, or whose Affiliate is, responsible for the Loss of License and the Non-Responsible Members shall mean all other Members. If the Loss of License results from the acts or omissions of one or more Affiliates of more than one Member, then each such Member shall be a Responsible Member with respect to the Affiliate whose acts or omissions were responsible for the Loss of License, and each other Member shall also be deemed a Non-Responsible Member with respect to the same act or omission, and each shall separately have the right to invoke the provisions hereinafter set forth.

        (a) If a Loss of License shall occur or is imminent, the Responsible Member may transfer its interest in the Company, or such Member's Affiliate, if applicable, may transfer its interest in the Member, to a trust established for the purpose of disposing of such interest; provided, however that the terms of such trust and the identity of the trustee thereof are acceptable to the Commission and reasonably acceptable to the other Members, the ownership of such interest by the trust does not impair the ability of the Company or Rising Sun LLC to continue gaming operations on an uninterrupted basis and without additional restrictions and such interest transferred to the trust continues to be subject to the provisions hereof, including, without limitation, Article IX hereof. If the foregoing transfer is not affected or if thereafter the trust is not effective in preventing a Loss of License or the trust terminates prior to a disposition of the interest, then the following provisions shall apply:

         (i) The Non-Responsible Members shall have the right, at any time and for so long as the Loss of License condition shall continue, to elect the "Buy-Out Right" set forth in Section 9.05(b) below, such election to be contained in a written notice (the "Buy-Out Notice") from any Non-Responsible Member to the Responsible Member. For purposes hereof, any Non-Responsible Member submitting a Buy-Out Notice shall hereafter be referred to as a "Purchasing Member."

         (ii) Promptly upon delivery of the Buy-Out Notice, and in no event later than three (3) days thereafter, the Responsible Member shall have the right, exercisable by written notice to the Purchasing Members (the "Response Notice") that the Responsible Member has elected to, and has, caused the withdrawal of the Affiliate of the Responsible Member responsible for the Loss of License. Upon the delivery of the Response Notice, the Members shall advise the appropriate licensing authorities that the Affiliate responsible for the Loss of License has withdrawn from its interest in the Company and shall request reinstatement of the License. If, after such request, the License is reinstated, then, with respect to the event or circumstance giving rise to the Loss of License, the Buy-Out Notice shall be deemed to have been terminated and will be of no further force or effect. If, however, the licensing authorities fail or refuse to reinstate the License within five (5) days after request therefor as hereinabove provided, then the Buy-Out Notice shall remain in effect and the provisions of Section 9.05(b) shall be applicable.

        (b) Whenever a Buy-Out Notice shall be delivered in accordance with the provisions of Section 9.05(a), the same shall constitute an agreement on the part of the Purchasing Members to buy, and the Responsible Member to sell, the entire Company Interest of the Responsible Member in the Company for a price, payable in cash at the closing, equal to Fair Market Value.

        If there shall be more than one Purchasing Member, each shall purchase a portion of the Company Interest of the Responsible Member pro rata in accordance with the respective Company Percentages of the Purchasing Members. The closing shall take place not later than ten (10) days after the determination of the purchase price of the Company Interest of the Responsible Member. At the closing, the Responsible Member shall execute and deliver such instruments, documents and certificates as the Purchasing Members shall reasonably request in order to transfer and assign to the Purchasing Members (or to any other party designated by the Purchasing Members to the Responsible Member in writing at or prior to the closing) the entire Company Interest of the Responsible Member in the Company, including, without limitation, the entire interest of the Responsible Member in all loans, and all interest accrued and unpaid thereon, and the Non-Responsible Member shall deliver the purchase price in cash (or by certified or cashier's check made payable to the order of the Responsible Member). The Purchasing Members shall, prior to and/or after the closing, substitute Financial Accommodations for any Financial Accommodations in existence for the Responsible Member and shall use their reasonable efforts to cause any Financial Accommodation of the Responsible Member to be released. In the event of any dispute between the Responsible Member and the Purchasing Members regarding he amount of the purchase price, there shall be paid to the Responsible Member the amount not in dispute, and the remainder shall be paid promptly upon the determination thereof by the parties, or, in the event they shall fail to agree on the amount, by arbitration conducted in Chicago, Illinois, in accordance with the rules and regulations of the American Arbitration Association. In order to further secure the performance of the obligations of the parties hereto, each Member (if it shall be a Responsible Member at any time hereafter) hereby appoints the Purchasing Members, and each of their Affiliates, and the officers, directors, shareholders, employees and agents of the Responsible Member and its Affiliates, as the agent and attorney-in-fact for and on behalf of each Purchasing Member to execute, acknowledge and deliver such instruments, documents or certificates as are herein contemplated in connection with any buy-out.

        For purposes of this Section 9.05(b), Fair Market Value of an Company Interest shall be determined by two independent appraisers, one selected by the Company and one selected by the Responsible Member. Each such appraiser shall perform an appraisal at the cost of the respective party. If the appraisers are within 10% of each other, the Fair Market Value shall be the average of the two. If the two are not within 10% of each other, a third appraiser will be selected by the two appraisers who will perform a third appraisal. In such event, the Fair Market Value of the Company Interest shall be the average of the three appraisals. The cost of the third appraisal will be split equally between the parties. All selected appraisers must possess substantial current expertise in riverboat casino valuations.

        9.06.   Liquidation of a Member's Interest.

                (a) In the event there is a liquidation of any Member's Interest for purposes of paragraphs (b)(2)(ii)(b) and (b)(2)(ii)(g) of Regulation Section 1.704-1 under Code Section 704 (prior to dissolution or liquidation of the Company as provided in Article X hereof), liquidating distributions, if any, shall be made to such Member in the ratio that the positive balance, if any, in such Member's capital account, after taking into account all capital account adjustments provided for in Section 3.03 hereof (other than those made as a result of any such liquidating distributions), bears to the aggregate positive capital account balances (as so adjusted) of all Members. Such liquidating distributions shall be made no later than the end of the taxable year during which such liquidation takes place or, if later, within 90 days after the date of such liquidation.

                (b) Notwithstanding the foregoing, this Section 9.06 shall not apply if all or part of the Interest of one or more Members is purchased (other than in connection with the liquidation of the Company) by the Company or by one or more Members (or one or more persons related, within the meaning of Code
Section 267(b) (without modification by Code Section 267(e)(1) or Code Section 707(b)(1)), to a Member) pursuant to an agreement negotiated at arm's length by persons who at the time such agreement is entered into have materially adverse interests and if a principal purpose of such purchase and sale is not to avoid the principles of the second sentence of paragraph (b)(2)(ii)(a) of Regulation
Section 1.704-1 under Code Section 704.

        9.07. Securities Laws. In connection with any sale or other transfer of a Company Interest, the selling or transferring Member shall effect such transfer only in compliance with all applicable federal and state securities laws (to the extent said laws may be applicable to such transaction), and the transferring Member shall indemnify, protect and defend the Company, and each of the other Members, from any liabilities, obligations, costs or expenses to which the Company or any Member may become liable by reason of the application of any such securities laws in connection with such transfer.


                                    ARTICLE X

                                   Dissolution
                                   -----------

        10.01. Dissolution. The Company shall be dissolved upon the earliest to occur of the following:

         (i) The expiration of its term, unless such term is extended by the unanimous written consent of all the Members;

         (ii)   The consent of all the Members of the Company;

         (iii)  The ceasing of the Company to be a going concern;

         (iv) The cessation of the carrying on by the Company of any and all business, financial operations, and ventures of the Company;

         (v) The entry of a decree or order by a court of competent jurisdiction adjudging the Company a bankrupt or insolvent; or the institution by the Company of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or similar proceeding under the law of any jurisdiction; or the institution of any such proceedings against the Company which shall remain undismissed for a period of 60 days; or the application for or consent to the appointment of any receiver, trustee, custodian or similar officer for the Company, or for all or any substantial part of its property; or the appointment of any such receiver, trustee, custodian or any similar officer without the application or consent of the Company, as the case may be, and such appointment shall continue undischarged for a period of 60 days;

         (vi) The death, retirement, resignation, expulsion, bankruptcy, or dissolution of one of the Members unless the remaining Members unanimously consent within 60 days to continue the business of the Company; or

         (vii) The happening of any other event resulting in dissolution under the Act or any other applicable law of the State of Indiana.

        10.02.  Distribution Upon Dissolution.

        (a) Upon the dissolution of the Company, its affairs shall be wound up and it shall be liquidated and the proceeds of such liquidation and the Company's other assets shall be distributed as follows:

         (i) All of the Company's ascertained debts and liabilities to creditors shall be promptly paid and discharged in the order provided by applicable law.

         (ii) A reserve shall be set aside in an amount reasonably required to provide for contingent or other liabilities.

         (iii)  The  Company's  Net  Profit  or  Net  Loss  (including   without
                limitation any Gain from a Disposition or Loss from a Disposition resulting from any sales or other dispositions of Company property in connection with the liquidation of the Company) shall be computed and shall be allocated to the Members in accordance with Article IV hereof, and the Members' capital accounts shall be adjusted in accordance with Section 3.03 hereof.

         (iv)   Distribution  shall be made to the  Members in  accordance  with
                Section 5.01 hereof of any and all Net Cash Flow, and distribution shall be made to the Members in accordance with
                Section 5.02 hereof of any and all Net Proceeds of Sales and Financings, and the Member's capital accounts shall be adjusted in accordance with Section 3.03 hereof.

         (v) The remainder of the Company's assets shall be distributed, in liquidation of the Interests of all the Members, to those Members with positive capital account balances, after taking into account all capital account adjustments provided for in
                Section 3.03 hereof (other than those made as a result of any such liquidating distributions) in the ratios of such positive capital account balances, as so adjusted. Each Member shall receive his share of such remaining assets in cash and/or in kind, and the portion of such share that is received in cash may vary from Member to Member, all as the Members may determine. Notwithstanding the foregoing, if any assets of the Company are to be distributed in kind, such assets shall be distributed on the basis of the fair market value thereof and any Member entitled to any interest in such assets shall receive such interest therein as a tenant-in-common with all other Members so entitled. If any asset is to be distributed in kind, the Members' capital accounts shall be adjusted as provided for in
                Section 3.03 hereof (consistent with the requirements of Regulation Section 1.704-1(b)(2)(iv) under Section 704 of the
                Code) before any such distribution is made to reflect the increases or decreases to said capital accounts which would have occurred if such asset to be distributed in kind had been sold for its fair market value by the Company immediately prior to such distribution. All such liquidating distributions shall be made by the end of the taxable year of the Company in which there is a liquidation of the Company for purposes of paragraphs
                (b)(2)(ii)(b) and (b)(2)(ii)(g) of Regulation Section 1.704-1 under Code Section 704 or, if later, within 60 days after the date of such liquidation. Notwithstanding the foregoing, the Members may, in their discretion, withhold from such distribution any or all installment obligations owed to the Company, so long as such withheld amounts are so distributed as soon as practicable and in the ratios of such positive capital account balances, as so adjusted.

         (vi) As soon as practicable, the remaining balance, if any, of the reserve established in accordance with Subparagraph (ii) hereof shall be distributed in the manner set forth in Subparagraph (v) hereof.

        (b) Distribution of cash or property to the Members in accordance with the provisions of paragraph (a) hereof shall constitute a complete return to the Members of their respective Interests in the Company assets.

        (c) The winding up of the Company's affairs and the liquidation and distribution of its assets shall, subject to the provisions of the Act, be conducted by the Members, which are authorized to do any and all acts authorized by law for these purposes, or by a duly authorized liquidator.

        10.03. Liquidation for Tax Purposes. Notwithstanding any other provision of this Agreement, in the event there is a liquidation of the Company for purposes of paragraphs (b)(2)(ii)(b) and (b)(2)(ii)(g) of Regulation Section 1.704-1 under Code Section 704 (regardless of whether or not there is a dissolution of the Company as hereinabove provided), liquidating distributions, within the meaning of said paragraph (b)(2)(ii)(b), shall in all cases be made in accordance with the positive capital account balances of the Members, taking into account all capital account adjustments for the taxable year of the Company during which such liquidation occurs (other than adjustments made pursuant to this Section 10.03), by the end of such taxable year or, if later, within 90 days after the date of such liquidation. Such distributions shall otherwise be made in the manner and in accordance with the provisions of Section 10.02(a)(v) hereof. Neither the occurrence of such a liquidation nor the making of such liquidating distributions shall, however, be treated as the occurrence of any event described in Subparagraph (iii) or (iv) of Section 10.01 hereof, or shall otherwise result in dissolution of the Company for purposes of Article X hereof. If such liquidation occurs at a time when there is not also such a dissolution by reason of the independent occurrence of an event described in said Section 10.01, then (i) the Company shall not be dissolved, (ii) the Members shall, immediately upon receiving such liquidating distributions, contribute all cash and properties so received to the Company, (iii) the capital accounts of the Members shall be adjusted as provided in Section 3.03 hereof and (iv) the business and affairs of the Company shall be continued without interruption. Prior to distribution of any property pursuant to this Section 10.03, the
Members' capital accounts shall be adjusted as provided for in Section 3.03 hereof (consistent with the requirements of Regulation Section 1.704-1(b)(2)(iv) under Code Section 704) to reflect the increases or decreases to said capital accounts which would have occurred if such property had been sold for its fair market value by the Company immediately prior to such distribution.

        10.03 Restoration of Deficit Capital Accounts. Anything herein to the contrary notwithstanding, no Member shall have any obligation to restore the amount of any negative balance in its Capital Account whether upon dissolution or liquidation of the Company or otherwise. The negative balance in any Capital Account shall in no event be deemed an asset of the Company.


                                   ARTICLE XI

                                  Miscellaneous
                                  -------------

        11.01. Notices. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the Member giving such notice, election or demand and shall be delivered personally or sent by registered or certified mail, return receipt requested, to the other Member or Members, at its or their address set forth in the Company's records, or at such other address as may be supplied by written notice given in conformity with the terms of this Section 11.01. The date of personal delivery or the date of mailing, as the case may be, shall be the date of such notice.

        11.02. Successors and Assigns. Subject to the restrictions on transfer set forth herein, this Agreement, and each and every provision hereof, shall be binding upon and shall inure to the benefit of the Members, their respective successors, successors-in-title, heirs and assigns, and each and every successor-in-interest by way of gift, purchase, foreclosure, or by any other method, shall hold such interest subject to all of the terms and provisions of this Agreement.

        11.03. Amendment of Operating Agreement. No amendment of this Agreement shall become effective unless it has been approved in writing and executed by all the Members.

        11.04. Partition. The Members hereby agree that no Member nor any successor-in-interest to any Member, shall have the right, while this Agreement remains in effect, to have the property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Company partitioned, and each Member, on behalf of himself, his successors, representatives, heirs and assigns, hereby waives any such right.

        11.05. Indemnification. The Members, or any of them, shall be indemnified by the Company for any loss or liability paid or incurred by such Member(s), and all fees, costs and expenses associated therewith including, without limitation, reasonable attorneys' fees, costs and expenses arising out of or related to any act performed by them within the scope of the authority conferred upon it by this Agreement; provided, however, such indemnity shall be payable only if the Member (i) acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Company and the Members, and (ii) had no reasonable grounds to believe that its conduct was negligent or unlawful. No indemnification may be made with respect to any act or omission of a Member for which it shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of its duty to the Company unless, and only to the extent that the court in which such action or suit was brought determines that in view of all the circumstances of the case, despite the adjudication of liability for negligence or willful misconduct, the Member is fairly and reasonably entitled to indemnity for those expenses which the court deems proper. To the extent not covered by insurance maintained by the Company, any indemnity under this subsection shall be paid from, and only to the extent of, Company assets, and no other Member shall have any personal liability to indemnify the Member or the Company on account thereof.

        11.06. No Waiver. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

        11.07. Other Businesses. Each party recognizes that the Members, and their Affiliates, have or may have other business interests, activities and investments, some of which may now or hereafter be in conflict or competition with the business of the Company, and that, subject to the provisions hereinafter in this Section 11.07 set forth, each Member and their respective Affiliates are entitled to carry on such other business activities, interests and investments without any accountability therefor to the Company or any other Member. No Member, and no Affiliate of any Member, shall be obligated to devote all or any particular part of its time and effort to the Company or its business affairs except such reasonable amount of time as may be necessary in order to fulfill their respective duties and obligations hereunder. Except as hereinafter in this Section 11.07 set forth, each Member, and each Affiliate of each Member, may engage in or possess an interest in any other business or venture of any kind, independently or with others, including, without being limited to, owning, financing, acquiring, leasing, promoting, developing, improving, constructing, operating or managing other real or personal properties (including real and personal properties devoted, in whole or in part, to the business of gaming or which are activities in support of gaming operations) on its own behalf or on behalf of other entities with which it is affiliated or associated, and any Member and each Affiliate of any Member may engage in any activities, whether or not competitive to the Company, without any obligation to offer any interest in such activities to the Company or to any Member or to any Affiliate of any Member. Except as may be set forth in any separate agreement which may be entered into by the Members or any of their Affiliates, neither the Company nor any Member nor any Affiliate of any Member shall have any right by virtue of this Agreement or by virtue of the relationship between the Members as partners, in or to such other activities, or to the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Company, shall not be deemed wrongful or improper or a breach of any joint venture or fiduciary duties owed by one party to the other, or entitle any party to any interest in or sharing in the profits or losses from any such other activities.

        11.08. Entire Agreement. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

        11.09. Captions. Titles or captions of Articles or Sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

        11.10. Gender. The use of the masculine personal pronoun shall be deemed to mean the appropriate pronoun applicable to the number or gender of the person to whom or which it refers, as the context may require.

        11.11. Counterparts. This Agreement may be executed in a number of counterparts, all of which together shall for all purposes constitute one agreement.

        11.12. Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Indiana.

        IN WITNESS WHEREOF, the Members have executed this Agreement as of the day and year first above written.



                                          AMERICAN GAMING &
                                          ENTERTAINMENT, LTD., Member


/s/ Paul R. Partridge                     By: /s/ William I. Fasy
- -------------------------                    ------------------------
Paul R. Partridge, Member                    William I. Fasy, CEO


/s/ Patrick F. Daly                       /s/ James A. Everatt
- -------------------------                 ---------------------------
Patrick F. Daly, Member                   James A. Everatt, Member


/s/ Charles E. Reisert                    /s/ Eric C. Jackson
- -------------------------                 ---------------------------
Charles E. Reisert, Jr.,                  Eric C. Jackson, Limited Member
Limited Member

                                   SCHEDULE A
                                   ----------

                   Capital Contributions and Company Interests
                   -------------------------------------------


                                                                     Company
        Name and Address                     Social Security         Interest
        of Member                            Number or EIN           Percentage
        ---------                            -------------           ----------

Paul R. Partridge                            340-767-488              24.5%
52 Chesham Court
London, Ontario N6G 3T4
Canada

American Gaming & Entertainment, Ltd         74-2504501               24.5%
Suite 300
Bayport 1, Yacht Club Drive
West Atlantic City, NJ 08232

Patrick F. Daly                              ###-##-####              24.5%
615 North Wabash Avenue
Chicago, Illinois 60611

James A. Everatt                             N/A                      24.5%
R.R. #4
St. Thomas, Ontario N5P 3S8
Canada

Charles E. Reisert, Jr                                                1%
1302 E. 10th Street
Jeffersonville, Indiana 47130

Eric C. Jackson                                                       1%
407 Ridge Ave
Lawrenceburg, Indiana 47025



Approved and Accepted by:

Date 2/26/96                          /s/ Paul R. Partridge
     -------------------
                                       ------------------------------------
                                       Paul R. Partridge, Member


                                       AMERICAN GAMING &
                                       ENTERTAINMENT, LTD.

Date -------------------               By: /s/ William I. Fasy
                                           --------------------------------
                                           William I. Fasy, CEO

Date 2/30/96 [sic]                     /s/ James A. Everatt
     --------------------              -------------------------------------
                                       James A. Everatt, Member

Date 2/26/96                           /s/ Patrick F. Daly
     --------------------              -------------------------------------
                                       Patrick F. Daly, Member

Date 5/12/96                           /s/ Charles E. Reisert
     --------------------              -------------------------------------
                                       Charles E. Reisert, Jr., Limited Member

Date -------------------               /s/ Eric C. Jackson
                                       -------------------------------------
                                       Eric C. Jackson, Limited Member

                                   SCHEDULE B
                                   ----------

                   Capital Contributions and Company Interests
                   -------------------------------------------

        The following schedules are examples of the change in Company Interests in the event that the Company elects to maintain an interest in Rising Sun LLC above 20%. Each Member shall have the right to contribute the funds necessary to maintain an additional 7.5% interest in Rising Sun LLC and shall receive an additional 15% Company Interest in exchange for those funds. If each of the Members elects to participate fully in such additional interest, such Member would have a percentage Company Interest of 24.8% and an interest in the overall project of 12.4%.

        If any of the Members contributes more than his share of 7.5%, such Member shall be entitled to the same percentage as stated in the preceding paragraph until he has recovered his entire capital contribution plus a sixteen percent (16%) preferred return and after that has occurred, the non-contributing Members shall be entitled to an increased percentage of Company Interest at the rate of .266% for each one percent above the respective Member's incremental 7.5%. The following is a schedule of the Company Interest in the event that only one Member contributes funds to maintain a 50% interest in Rising Sun LLC:


                    Prior to the Return of Capital  After the Return of Capital
                    to the Contributing Member      to the Contributing Partner
                    --------------------------      ---------------------------

                                     Percent                       Percent
Member                RSR Percent    of Project     RSR Percent    of Project
- ------                -----------    ----------     -----------    ----------

Reisert                   .4%          .2%               .56%         .28%
Jackson                   .4%          .2%               .56%         .28%
Daly                     9.8%         4.9%             13.72%        6.86%
Partridge                9.8%         4.9%             13.72%        6.86%
Everatt                  9.8%         4.9%             13.72%        6.86%
American Gaming
                         9.8%         4.9%             13.72%        6.86%
Contributing Member      60.0%       30.0%             44%          22.00%
Totals                   100%        50.00%            100%         50.00%

The above schedule assumes that the Company maintains its full 50% interest in the Project. If less than a 50% interest is maintained, the Schedule above would be adjusted pro-rata. For example, if the Company elected a 30% interest in Rising Sun LLC with only one Member contributing the additional funds, then the excess percent for that Member would be 2.5% (10% minus 7.5%) and then the Schedule would be as shown on Schedule B-1 as follows:

                                  SCHEDULE B-1
                                  ------------

                   Capital Contributions and Company Interests
                   -------------------------------------------


                    Prior to the Return of Capital  After the Return of Capital
                    to the Contributing Member      to the Contributing Partner
                    --------------------------      ---------------------------

                                     Percent                       Percent
Member              RSR Percent    of Project       RSR Percent    of Project
- ------              -----------    ----------       -----------    ----------

Reisert                    .67%        .2%              .70%        .21%
Jackson                    .67%        .2%              .70%        .21%
Daly                     16.33%       4.9%            17.03%       5.11%
Partridge                16.33%       4.9%            17.03%       5.11%
Everatt                  16.33%       4.9%            17.03%       5.11%
American Gaming          16.33%       4.9%            17.03%       5.11%
Contributing Member      33.34%      10.0%            30.48%       9.14%
Totals                   100%         30.00%          100%         30.00%


                                  SCHEDULE 3.01
                                  -------------

                        Capital Contributions of Members
                        --------------------------------

                                                  Value of
                                                  Contribution
                                                  ------------


Paul R. Partridge                                 $ 25,000

Patrick F. Daly                                   $ 25,000

American Gaming & Entertainment, Ltd.             $ 25,000

James A. Everatt                                  $ 25,000
                                                  --------

                         Total                    $100,000


All capital contributions are of the Member's entire interest in Rising Sun Riverboat Casino and Resort, LLC

No capital contributions shall be required by Limited Members.